UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

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CyberOptics Corporation

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CYBEROPTICS CORPORATION

5900 Golden Hills Drive

Minneapolis, MN 55416

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 19, 2008

To the Shareholders of

CYBEROPTICS CORPORATION:

The Annual Meeting of Shareholders of CyberOptics Corporation will be held on Monday, May 19, 2008, at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, 15th Floor, Minneapolis, Minnesota at 3:00 p.m. for the following purposes:

1)	To elect five directors;
2)	To approve the Stock Grant Plan for Non-Employee Directors; and
3)	To consider such other matters as may properly come before the meeting or any adjournments thereof.

Only holders of record of Common Stock at the close of business on April 1, 2008, will be entitled to receive notice of and to vote at the meeting. Shareholders who do not expect to attend the meeting in person are urged to fill in, date, sign and promptly return the proxy in the enclosed envelope, or, for registered shareholders, promptly return your proxy online at http://www.eproxy.com/cybe, as described more completely on the enclosed proxy card. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

By Order of the Board of Directors

Thomas Martin

Secretary

Minneapolis, Minnesota

April 7, 2008

IMPORTANT – PLEASE MAIL YOUR PROXY PROMPTLY
In order that there may be a proper representation at the meeting, you are urged, whether you own one share or many, to promptly complete, sign and mail your proxy, or to return it electronically at the website set up for this purpose.

CYBEROPTICS CORPORATION

5900 Golden Hills Drive

Minneapolis, MN 55416

PROXY STATEMENT

Annual Meeting of Shareholders to be held

on May 19, 2008

We have prepared this proxy statement on behalf of our Board of Directors for use in soliciting proxies for our Annual Meeting of Shareholders to be held Monday, May 19, 2008. The annual meeting will be held on the 15th floor of the offices of Dorsey & Whitey LLP, 50 South Sixth Street, Minneapolis, Minnesota at 3:00 p.m. We will bear the cost of soliciting proxies, including the cost of preparing and mailing the Notice of Annual Meeting of Shareholders and this Proxy Statement. We have not retained a proxy solicitation agent or any other consulting firm to assist us with the proxy process. Instead, our officers or other regular employees may solicit proxies in person, by mail, telephone or facsimile, but will not receive any special compensation for these services.

The only matters that our Board of Directors knows will be presented at the annual meeting are (i) the election of directors, and (ii) approval of the Stock Grant Plan for Non-Employee Directors. The Board of Directors recommends that you vote in favor of the election of each Director who has been nominated, and in favor of approval of the Stock Grant Plan for Non-Employee Directors. If you return a signed proxy form and any other matter properly comes before the meeting, the persons named in the proxy form will have authority to vote the proxy in accordance with their judgment.

VOTING RIGHTS AND PROCEDURES

If you return a proxy in the form solicited with this proxy statement, we will vote your shares in the manner that you have directed in the proxy form. If you complete the proxy form but do not direct us how to vote, your shares will be voted for the election of the nominees for director named in this proxy statement, for the amendment to the Stock Grant Plan for Non-Employee Directors, and in the manner the named proxies decide on any other matters properly brought before the meeting. If you “withhold vote for” one or more directors, we will consider your shares present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of the election of the directors for whom you have abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote shares, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote on the matters voted on at the meeting. You may revoke your proxy at any time before the meeting by delivering to our corporate secretary a written notice of termination of the proxies’ authority or a signed proxy bearing a later date.

You must be a holder of record of our Common Stock at the close of business on April 1, 2008, to be entitled to receive notice of and to vote at the meeting. On April 1, 2008, we had 8,422,361 shares of common stock outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

We are providing a copy of our Annual Report to Shareholders for the year ended December 31, 2007, with this Proxy Statement. We are mailing this Proxy Statement and a form of proxy on or about April 7, 2008.

PROPOSAL I—ELECTION OF DIRECTORS

Our Nominating Committee has nominated five persons for election at the Annual Meeting: Steven K. Case, Alex B. Cimochowski, Kathleen P. Iverson, Irene M. Qualters and Michael M. Selzer, Jr. Each nominee has served as one of our directors for more than one year. Erwin A. Kelen, a current director, is retiring from service for all public companies, including our Board and has determined not to stand for re-election. The following information is furnished with respect to each nominee as of March 31, 2008:

Name and Age	Principal Occupation and Business Experience for Past Five Years	Director Since
Steven K. Case Age 59

Chairman of CyberOptics since September 1995 and Chairman and Chief Executive Officer of Avanti Optics Corporation from May 2000 until February 2003; Director of American Electronics Association from 2000 to 2001; President of CyberOptics from 1984 until February 1998; adjunct Professor of Electrical Engineering at the University of Minnesota since 1978 and member of University Industry Advisory Board.

January 1984

Kathleen P. Iverson Age 52

President and Chief Executive Officer of CyberOptics since January 2003; President and Chief Operating Officer of CyberOptics from January 2002 until January 2003; Vice President/General Manager, Complete Point Solutions, of Rosemount, Inc., a subsidiary of Emerson Electric Co., from December 2000 to January 2002; Vice President/General Manager, Worldwide Temperature, of Rosemount, Inc. from January 1996 to December 2000.

May 1998

Alex B. Cimochowski†◊+ Age 68	President and owner of Four Peaks Technologies, Inc., a printing company, since November 1996; Chief Executive Officer of Delphax Systems from November 1988 to September 1995.	May 1984

Irene M. Qualters †+ Age 58

Senior Vice President of Software of Silicon Graphics, Inc. since January 2008; Vice President, Software Engineering, Ageia Technologies, Inc., from October 2005 until January 2008; Vice President, Research Information Services, Merck & Company, Inc. from 1999 until October 2005; President of Cray Research, a subsidiary of Silicon Graphics, Inc., and Senior Vice President of Silicon Graphics, Inc. from 1997 to 1998; Vice President of Silicon Graphics, Inc. from 1996 to 1997; Senior Vice President of Cray Research from 1995 until its acquisition by Silicon Graphics, Inc. in 1996.

June 1999

Michael M. Selzer, Jr.◊†+ Age 55

Founder, President and Director of ConcepTx Medical, Inc., a developmental-stage medical device company since August 2007. President, Chief Executive Officer and Director of Optobionics Corp., a medical device manufacturer, from November 2003 until it filed for protection under federal bankruptcy law in May 2007. Chief Executive Officer of Urologix, Inc., a medical device manufacturer from 1999 to May 2003; Vice President and General Manager–Neurostimulation Business of Medtronic, Inc. from 1994 until December 1998.

June 1999

_________________

†   Member of Audit Committee

◊   Member of Compensation Committee

+   Member of Nominating Committee

All nominees that are elected will serve until the next annual meeting or until their earlier death, resignation, removal or disqualification. We intend to vote the proxies in favor of the nominees named above as directors, unless you otherwise direct us in the proxy card. If a nominee for director becomes unavailable for any reason, the proxies will be voted in accordance with the best judgment of the named representatives. We have no reason to believe that any candidate will be unavailable.

Directors are elected by a plurality of votes cast. The five nominees receiving the highest number of votes will be elected. The Board of Directors recommends a vote FOR each nominee.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES,

AND OTHER CORPORATE GOVERNANCE MATTERS

Our Board

Under the Minnesota Business Corporation Act, and our Articles of Incorporation and Bylaws, our business and affairs are managed under the direction of our Board of Directors. Our Board currently consists of six members, five of whom are standing for reelection at the annual meeting. We require that a majority of the members of our Board of Directors be “independent” within the meaning of the requirements of the Nasdaq Stock Market listing standards. Based on information contained in questionnaires completed by each nominee for director and otherwise available to us, and based on inquiry of each of our directors, our Board of Directors has concluded that each of Mr. Cimochowski, Ms. Qualters and Mr. Selzer, constituting a majority of our Board, is independent not only within the meaning of the Nasdaq Marketplace Rules, but within the meaning of the heightened standards applicable to members of an audit committee contained in Section 301 of The Sarbanes Oxley Act of 2002 and Rule 4350(d) of the Nasdaq Marketplace Rules. In considering the independence of our directors, our board inquired and was advised that, to the knowledge of these individuals, neither they nor any member of their immediate family had engaged in any transaction with us except in their capacities as directors.

Our Board strives to maintain sound corporate governance, consistent with the scope of our operations and the integrity of our personnel. Accordingly, attendance by our Board members at all meetings has been a continuing goal and we devote considerable effort to scheduling meetings so that all directors may attend and may review financial information regarding our quarterly and annual results prior to public release. During the year ended December 31, 2007, we had six meetings of the Board and each director attended at least 75% of the meetings. Our Board also acted by written consent twice during 2007. Our independent directors meet in separate, executive session as part of each regular meeting of the Board and met in executive session without management twice during 2006. In addition, our audit committee, which consists of all the independent directors who are standing for re-election, meets in executive session without management at most of its meetings, and met in executive session three times during 2007.

We require that all Board members use their best efforts to attend our annual shareholder meeting. All of our directors attended the annual meeting held on May 21, 2007.

Committees of Our Board

Our Board has three committees: An Audit Committee, a Compensation Committee and a Nominating Committee, each of which has a written charter. Copies of the charters for all three committees may be reviewed on our website at www.cyberoptics.com.

Audit Committee. Our Audit Committee assists our Board in overseeing and monitoring our accounting and financial reporting processes, audits of our financial statements, the independence and performance of our independent auditors and our compliance with legal and regulatory requirements. The Audit Committee reviews all interested party transactions and oversees our Code of Business Conduct and Ethics. The Audit Committee generally requires any transaction between CyberOptics and a director or officer, the immediate family of a director or officer, or any entity that a director or officer controls to be reported to our Ethics Officer. The Ethics Officer, in turn, is obligated to report the transaction to the Committee. Although it has not adopted written standards of approval, the Audit Committee generally considers these transactions consistent with its fiduciary obligations and approves transactions only if they are fair and reasonable, in the best interests of the corporation, and on terms no less favorable than could be obtained from an unaffiliated third party.

The Audit Committee has sole authority to appoint, determine funding for, retain and oversee our independent registered public accounting firm and to pre-approve all audit services and permissible non-audit services. It is our policy to present to the entire Committee proposals for all audit services and permissible non-audit services prior to engagement.

Our Audit Committee currently consists of Mr. Cimochowski (Chair), Ms. Qualters and Mr. Selzer, each of whom is an “independent director” within the meaning of Section 301 of The Sarbanes Oxley Act of 2002 and Nasdaq listing standards applicable to audit committees. Our Board of Directors has identified Mr. Cimochowski and Mr. Selzer as “audit committee financial experts” within the definition established by the Securities and Exchange Commission. The Audit Committee held seven meetings during 2007. All members of the Committee attended all (100%) of the meetings. The report of the Audit Committee is contained on pages 18 and 19 of this proxy statement.

Compensation Committee. Our Compensation Committee establishes the compensation of our executive officers, including our Chief Executive Officer, administers our stock-based benefit plans, including our 1998 Stock Incentive Plan and our Employee Stock Purchase Plan, and makes recommendations to our Board regarding director compensation. The Compensation Committee currently consists of Mr. Selzer (Chair), Mr. Kelen and Mr. Cimochowski, each of whom is an independent director under Nasdaq listing standards and will, after Mr. Kelen’s retirement at the annual meeting, consist of Mr. Selzer and Mr. Cimochowski. During 2007, the Compensation Committee held three meetings. All members of the Committee attended 100% of the meetings. The report of the Compensation Committee on our Compensation Discussion and Analysis is contained on page 11 of this proxy statement.

Nominating Committee. The Nominating Committee identifies individuals qualified to become Board members and recommends to the Board nominees to fill vacancies in membership of the Board as they occur and, prior to each Annual Meeting of Shareholders, recommends a slate of nominees for election as Directors at the meeting. The Nominating Committee currently consists of all of our independent directors, including Mr. Cimochowski, Mr. Kelen, Ms. Qualters and Mr. Selzer.

We generally require that each nominee for Director be an individual of the highest character and integrity, have substantial experience which is of particular relevance to CyberOptics, have sufficient time available to devote to our affairs, and represent the best interests of all our stakeholders, including our shareholders. The Nominating Committee has discretion as to the determination of which individuals will best fit these criteria.

Although most nominations have originated from recommendations of officers or board members, and all of the nominees for the 2008 annual meeting are currently directors and are being re-nominated as such, the Nominating Committee will consider suggestions from other stakeholders, including shareholders, for nominees for the 2009 annual meeting. Any shareholder who wishes to recommend that a specific individual (other than the shareholder and other than someone who would not be independent under Nasdaq listing standards) be considered for nomination for the 2009 meeting should contact the Board with specific information about the proposed nominee, including an appropriate resume, prior to December 9, 2008. Methods of communicating with our Board are described on our website at www.cyberoptics.com. The Nominating Committee will consider these recommendations, but has absolute discretion as to whether to recommend any individual for nomination. Our Nominating Committee has not established minimum standards for directors, nor has it pre-established objective procedures or processes, other than as described above, for nominations. For the 2008 annual meeting, we did not receive any nominations from shareholders, and our Nominating Committee concluded that current members of our Board of Directors meet the criteria set forth above.

Code of Conduct and Shareholder Communications with the Board

Our Code of Business Conduct and Ethics, which is posted on our website at www.cyberoptics.com, is applicable to all of our officers, directors and employees, including our senior financial officers.

We have also established procedures for communication by our shareholders with our directors. Shareholders may send communications by mail to the attention of:

Ethics Officer

CyberOptics Corporation

5900 Golden Hills Drive

Golden Valley, MN 55416

You may also send communications by e-mail to board@cyberoptics.com. Our Ethics Officer will review all communications received and provide copies, or summaries, of those communications which are not frivolous or vexatious to the Chair of our Audit Committee for consideration. These procedures may also be found at our website at www.cyberoptics.com.

Compensation of Our Independent Directors

None of Mr. Cimochowski, Mr. Kelen, Ms. Qualters or Mr. Selzer receive any compensation from us for services other than services in their capacities as members of our Board of Directors or of a committee of our Board of Directors. For 2007, we paid our independent directors an annual retainer of $7,500 plus directors’ fees of $1,000 per meeting of the Board of Directors attended in person and $500 per meeting of the Board of Directors attended by conference call. We also pay fees of $500 for each meeting of a committee attended that is not associated with a Board meeting. For 2008, we have increased the annual retainer to $25,000, but have not changed the meeting fees.

Until 2008, each independent director received an option to purchase 4,500 shares on the date of each annual meeting at which he or she was reelected. These options, which were granted automatically under our Stock Option Plan for Non-Employee Directors, are fully exercisable from the date of grant at a price equal to the fair market value of our common stock on that date. If the Stock Grant Plan for Non-Employee Directors is approved at our 2008 annual meeting, these 4,500 option grants will be terminated and replaced with the grant of 1,000 shares to each non-employee director at the annual meetings at which they are reelected. We do not provide any other stock awards, non-equity incentive compensation, pension benefits or any other form of compensation to our directors who are not employees.

Dr. Case and Ms. Iverson, who are also employees and not independent directors, do not receive any additional compensation for service as Board members. During 2007, we provided the following compensation to directors who are not also employees:

Director Compensation

Name	Fees Earned or Paid in Cash($)	Option Awards[1]($)	Total ($)
Alex B. Cimochowski	$15,000	$33,726	$48,726
Erwin A. Kelen	12,000	33,726	45,726
Irene M. Qualters	15,000	33,726	48,726
Michael M. Selzer, Jr.	15,000	33,726	48,726
_________________
1.

Represents the expense recorded in 2007 relative to options for each director. Because the options are fully vested on the date of grant, this column also represents the aggregate grant date fair value for each director. A discussion of the methods used in calculation of these values may be found in footnote 3 on page 36 of our annual report on Form 10-K. Options to purchase 22,500 shares for Mr. Cimochowski, 27,000 shares for Mr. Kelen, 39,500 shares for Ms. Qualters and 27,000 shares for Mr. Selzer were outstanding at December 31, 2007.

EXECUTIVE COMPENSATION

Executive Officers

Ms. Iverson and Dr. Case, our Chief Executive Officer and Chairman, serve on the Board of Directors and their background is described above under the caption “Proposal I—Election of Directors.” Our other Executive Officers include:

Jeffrey A. Bertelsen, 45, started as Vice President—Finance and Chief Financial Officer in July 2005. Before joining CyberOptics, Mr. Bertelsen was Vice President, Finance, Corporate Controller and Treasurer and Assistant Secretary of Computer Network Technology Corporation (“CNT”), a provider of storage networking equipment and solutions. During his ten years at CNT, Mr. Bertelsen held various positions starting as controller in March 1995. Prior to joining CNT, Mr. Bertelsen was a CPA with KPMG LLP.

Steven J. DiMarco, 44, started as Vice President—Marketing and Strategic Planning in December 2005, was elected our Vice President—Sales and Marketing in 2006, and Vice President and General Manager Inspection Systems Business in 2008. Mr. DiMarco was with Emerson Electric for 14 years prior to joining CyberOptics, the last five as Vice President in charge of Emerson’s Electromagnetic & Vortex Flow Meter Business Unit.

Michael Proulx, 54, started as Director, Systems Operations in September 2000 and was promoted to Vice President—Operations in October 2001. Before joining CyberOptics, Mr. Proulx was Director, Materials of Cummins Power Generation America from August 1998 to January 1999 and prior to that Director, Manufacturing and Information Systems of Fisher-Rosemount Systems from October 1994 to 1999.

Compensation Discussion and Analysis

We discuss in this section the objectives of our executive compensation policies, how those policies are administered and implemented, and the effect of those policies on our compensation decisions during the 2007 fiscal year. Detailed information on the amounts that we paid to our executives, and the other benefits they receive, is included in the tables and explanation following this Compensation Discussion and Analysis.

Overview and Objectives

We function in a cyclical market—the market for capital equipment for the surface-mount, printed circuit board industry. This market creates significant growth during periods of micro-electronics expansion, often followed by periods of partial decline. We must compete in this market for talented executives with other companies locally and nationally, and must provide competitive compensation in order to do so. Accordingly, we negotiate compensation for newly retained executives based on competitive comparisons to industry standards. In negotiating compensation for new executives, we also consider the experience of the executive, and adjust our compensation offers on the basis of that experience.

We focus our operations on, and compete on the basis of, innovation through technology. Our objective is to provide longer-term growth at levels that exceed industry norms and we believe that we can best achieve these objectives through innovation. Consistent with these beliefs, we have a proportionately high level of research and technical personnel as employees.

We believe that for our highly educated technical personnel, fairness and integrity in our compensation system is a primary ingredient in employee retention and satisfaction. Further, our compensation policy, and our overall approach to compensation decisions, has been driven in part by the corporate culture of our executives, and particularly our founder. We have functioned with a smaller company, “team” or “family” culture. Because of this, in making annual decisions regarding increases or adjustments in executive compensation, we rarely depart significantly from equivalent increases made to the rest of our staff.

Accordingly, the objectives of our executive compensation policy are to:

•	foster a highly creative, collegial and integrated team whose participants understand and share our business objectives and ethical and cultural values;
•	provide incentive to our executives to increase performance and value to shareholders, in part through technology innovation;
•	enable us to attract and retain talented executives in both periods of growth and cyclical decline;
•	foster a cooperative approach among all of our employees that engenders superior performance.

Consistent with these objectives, we have historically:

•	based compensation in initial hiring decisions on competitive compensation for companies in our markets;
•

in annual compensation set the base salary of our executives at slightly less than the median salaries of similarly situated executives, with reference to the experience of the executive and performance during the preceding year;

•

to encourage growth, create an annual cash incentive, or “bonus” program, that would, if targeted goals for substantial growth are achieved, provide overall cash compensation that is slightly higher than the median overall compensation of similarly situated executives, but that provides no incentive compensation if we are not profitable or do not grow;

•	in part because of the lack of predictability of cash flow and the volatility of our stock price, provide significant long-term incentives through stock options.

Our equity based incentives, prior to the adoption of changes in the way equity based incentives are treated for accounting purposes, provided significant incentive for growth and innovation and little impact on our operating performance. In the past three years, however, with the changes in the accounting treatment of stock options, we have used equity based incentives very sparingly. We did not grant equity–based incentives to executives in 2005 except to newly retained executives and to Ms. Iverson, who had not received equity benefits since 2002. We worked during the latter half of 2005 and during 2006 to reformulate our equity incentives consistent with the expense incurred under SFAS 123(R) “Share-Based Payment”, which requires all equity-based payments to employees to be recognized in our consolidated statement of earnings based on the grant date fair value of the award.

We also rescheduled our executive compensation approval process during 2005 to coincide with approval of our budget. We accelerated our consideration of executive compensation, which has historically occurred in May of each year with our annual meeting, to December for the 2006 calendar year and followed the same schedule for the 2007 and 2008 calendar year. We have determined to adopt standards for incentive compensation for our executives during the budgeting process to better align our annual incentive compensation programs with our goals and objectives prior to the start of the upcoming year.

Decisions Regarding Our Executive Compensation—Role of Our Compensation Committee

Our Compensation Committee. Our Compensation Committee approves, administers and interprets our executive compensation and benefit policies, including our 1998 Stock Incentive Plan and our Employee Stock Purchase Plan. Our Compensation Committee is appointed by our Board of Directors, and consists entirely of independent directors under the rules of the Nasdaq Stock Market and who are both “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. Our Compensation Committee is comprised of Michael M. Selzer, Jr. (Chair), Alex B. Cimochowski and Erwin A. Kelen, although Mr. Kelen will retire from the Committee at the 2008 Annual Meeting.

Our Compensation Committee makes all decisions regarding the compensation of our executive officers. Although the Committee reports its decisions to our Board of Directors, there is no requirement for Board approval or ratification. Our Chief Executive Officer, with the assistance of our Chairman and our Director of Human Resources, formulates proposals for compensation to our executive officers and presents those proposals to the Compensation Committee. With respect to the specific compensation of our Chief Executive Officer, the compensation proposals are normally formulated by our Chairman after discussion with our Chief Executive Officer. Our Chief Executive Officer and Chairman present proposals regarding executive compensation but do not participate in deliberations regarding their own compensation.

Equity Grants. Our Compensation Committee also makes all grants to executive officers under our 1998 Stock Incentive Plan. It has been our policy since 2006 to make annual grants representing additional options or restricted stock units to employees and executives at the regularly scheduled meeting of the Committee held in December of each year. Grants to new executives are made at the regular meeting, or at a special meeting, scheduled after commencement of employment of the executive. We also periodically make grants to existing employees or executives upon promotion or to recognize exceptional performance. Such grants are made at regularly scheduled meetings of the Committee.

All equity based grants under our 1998 Stock Incentive Plan have always been granted with an exercise price or value equal to the fair market value on the date of grant (the date of the meeting at which they are approved). We base fair market value on the closing price on the date of grant.

Benchmarking. Our Director of Human Resources obtains statistical data on executive compensation at comparable companies for presentation to our Compensation Committee. Because of our size and the cost involved, we have not retained compensation consultants during recent years, and the Compensation Committee has not used independent consultants to generate statistical information. In general, we have relied on statistical information from the American Electronics Association for companies with annual revenue of between $25 million and $50 million and statistics from Radford, a division of Aon Consulting Inc., for companies with less than $50 million of revenue. We do not formally obtain statistical information regarding specific peer companies, although our Director of Human Resources has surveyed compensation informally from some of the public filings of comparable companies. We understand that the statistics from the American Electronics Association for our size group are more heavily weighted to private companies and generate lower overall compensation for comparables, while the Radford information includes fewer companies for our size range and has proportionately higher weighting in the biotech, medical device and semiconductor industries. We review both of these statistics individually, and an average of the two in making decisions.

“Tally Sheets.” In connection with each decision for compensation of our executive officers, our Compensation Committee reviews sheets that provide a compilation of all compensation to our officers, a history of salary and total compensation for in excess of five years or since the officer was first retained, a listing of equity benefits, including options and restricted stock units, the annual cost we incur from those equity benefits, and the cost we will incur from proposed grants. The Committee also reviews other benefits, including severance and paid time off, received by executives to the extent different from other employees.

Elements of Compensation and our 2007 Compensation Plans

The three components of our executive compensation program, including base salary, annual cash incentive or “bonus” and equity based incentives, constitute substantially all of the compensation to our executive officers. Each of our executives is entitled to participate in our general benefit plans, including our health insurance, disability insurance, life insurance, cafeteria plans, and 401K retirement savings plan and, to the extent they do not hold more than 5% of our outstanding common stock, our employee stock purchase plan, on the same terms as our other employees. We do not provide any perquisites to our executives, except for company contributions to our 401(k) plan (at the same matching level as for other employees), until 2007, reimbursement for a portion of health costs to the extent the executive does not participate in our health plans, tax preparation services reimbursement and for Ms. Iverson until 2007, a car allowance.

Base Salary. The base salary of our executives is designed for its retention value and is set during our annual compensation decisions at slightly below the median salary of companies in the statistical surveys we review. In addition, our compensation decisions are based in part on the experience and performance of the executive and on statistical information from the preceding year, causing our executive compensation to lag slightly behind in increasing salary environments. As a growth company, we seek to place more emphasis on cash incentives and long-term equity incentives than on salary as a means of providing compensation that exceeds averages. We also base salary levels on the level of the salary from prior years and seek to implement increases over time.

For 2007, and in part because of improved performance during 2006, we increased salaries to more closely approximate the median salary levels. We increased Ms. Iverson’s salary by approximately 5.3% to $269,600, which we believe is approximately 98% of the average of the median salary levels from AEA and Radford for 2006. We increased Mr. Bertelsen’s salary to $173,000 to 93% of the midpoint, Mr. Proulx’s salary to $158,500 or approximately 95% of the midpoint, and Mr. DiMarco’s to $160,000 of approximately 87% of the midpoint. For fiscal 2008, and except for Mr. DiMarco, we have increased executive salaries by an average of approximately 3%, reflecting overall cost of living increases similar to increases for all employees and reflecting in part a slowing market and economy. We increased Mr. DiMarco’s salary by over 6% to reflect the increased responsibilities he has assumed for the Systems Group.

At the request of Dr. Case, our founder and a significant shareholder, we have not increased his salary and it has remained fixed at $240,000 since 2003. He also requested that his cash incentive target not be increased and it has remained fixed at $75,000 since 2004. Instead of any increase in 2007, he requested, and our Compensation Committee agreed, that as part of our charitable giving program, we consider donating $52,000 to the Cabrini Foundation, a charity for the homeless for which his spouse serves as a board member. Because we believe that Dr. Case is significantly underpaid based on his contribution to CyberOptics, we intend to reconsider his salary and bonus level during 2008.

Annual Incentive. Our Compensation Committee annually establishes a cash incentive plan, or “bonus” for all of our employees, including our executive officers. We have not, during the past three years, established individual performance objectives, but instead base all of our cash incentives upon annual financial performance.

The Compensation Committee establishes a targeted level of payout under this program which varies based on the seniority and position of each executive. We establish the target amount so that pay at the targeted level, when combined with salary, equals or slightly exceeds the aggregate cash compensation of survey companies at the median point. For 2007, Ms. Iverson’s targeted bonus was set at $100,000 which, when combined with salary at the targeted level, would have equaled the average of the median total compensation from the AEA and Radford surveys.

The executive, and our other employees, is paid this targeted amount, or less than or more than the targeted amount, based upon a matrix of the ratio of (i) revenue growth in the year in question over revenue averaged over the prior three years, to (ii) net income before interest and taxes that we generate for the calendar year. No incentive accrues under this matrix if this revenue growth in less than 9% over the three year average, or if net income before interest and taxes is less than 6% of revenue. The maximum payout under the matrix is two times the executive’s target, which is achieved only if revenue grows by 19% or more over the three year average and net income before interest and taxes is 16% or more of revenue. The targeted bonus is paid, and the objective of the plan is to encourage payment, if sales grow by 13% over the three year average and the level of net income before interest and taxes is at least 12% of revenue.

Our average revenue for the three years prior to 2007 was approximately $52.5 million. Our revenue for 2007 was $58.8 million, representing roughly 12% growth over the three year average. Our net income before interest and taxes was $5.54 million or roughly 9.4% of revenue. Based on these numbers, the matrix requires a payment of, and we paid executives and other participants in the incentive plan, 64% of targeted incentive, or $64,000 for Ms. Iverson, $48,000 for Dr. Case, $24,320 for Mr. Bertelsen, $20,160 for Mr. Proulx and $32,000 for Mr. DiMarco. For 2008, we have set slightly increased target payouts for our executives but are considering changes to the operation of the matrix.

Long-Term Incentives—Equity-Based Compensation. In part because the cyclical nature of our markets renders it difficult to predict long-term financial performance, and in part to avoid cash expense, our long-term incentives use equity based incentives. Although these incentives have traditionally been stock options, during 2006 we adopted a policy to grant restricted stock units, rather than options, to non-management employees and a combination of restricted stock units and options to executive officers and management employees. This change was made in part to reduce the aggregate expense we must recognize annually under SFAS 123(R) for these benefits. We also believe that restricted stock units provide a less variable form of benefit that is not lost if our performance does not increase substantially. For employees who have less influence on our growth, we believe this provides a more fair basis for incentive and more retention value. For managers who substantially influence long-term growth, however, we have retained options, which have no value if our stock performance declines, as a significant component of our long-term compensation.

As part of our long-term incentives, we currently grant a combination of restricted stock units and stock options to our executive officers at our regularly scheduled Compensation Committee meetings in December of each year. In making grant decisions, our Compensation Committee reviews both the overall level of option holdings of each of our executives, and survey data from Radford regarding the median grant in terms of face value for equity incentives. The Committee also reviews the projected annual expense that would result from the new grants.

For our executives, we attempted to provide one-third of this value in restricted stock and two-third’s in the form of stock options. For most executives we estimate the number of options necessary to place an annual grant at approximately the midpoint of competitive companies and grant 2/3 of this value in options and 1/3 as restricted stock units. The vesting of both forms of equity compensation commences one year from the date of grant and continues annually for four years. The grants made during any fiscal year are established as part of the compensation plan for the next fiscal year, and accordingly the grants we made in December 2007 took into account expense impact and other factors that had primary reference to our expected operations in 2008. The grants we made in 2007 were roughly equivalent to the size of grants to the same executives in 2006, with Ms. Iverson requesting a reduced grant to save expense and with slightly increased grants for other executives, although we have not yet determined the grant level for Dr. Case.

Other Benefit Arrangements.

Employment Agreements. We do not have formal employment agreements with any of our executive officers, but instead have retained those officers under informal offer letters that expressly provide that employment is at will.

Severance and Change in Control Arrangements. Although we do not have formal severance arrangements with our executives, the offer letters of Ms. Iverson and Mr. DiMarco provide that, if either is involuntarily terminated for any reason other than misconduct, they will receive a severance payment. For Ms. Iverson this severance payment is equal to 12 months salary and health insurance continuation, and for Mr. DiMarco this severance is equal to six months salary and health insurance continuation. Both of these severance benefits were negotiated with, and required by, the executive as a condition to employment.

We do not have change in control agreements with our executives. Our standard form option agreement and restricted stock unit agreement does provide for acceleration of vesting of all options and RSUs upon termination of employment without cause within two years of a change of control, or if the employee terminates employment for good reason within two years after a change of control. We have defined a “change of control” for these purposes as a change requiring disclosure under the proxy rules in federal securities laws, an acquisition by a person or group of more than 40% of our voting shares, a change in a majority of our directors other than by succession, an acquisition through merger in which we are not the surviving corporation, or a purchase of substantially all our assets. We believe this “double trigger” form of benefit in our RSUs and options would, if we were ever in the position of being acquired, provide comfort to employees and executives that they would not lose the future value of their equity benefits by being arbitrarily terminated because we are acquired.

Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for executive officers and oversees our management stock plans, and other management incentive and benefit programs. Management has the primary responsibility for our financial statements and reporting process, including the disclosure of executive compensation. With this in mind, as the Compensation Committee, we have reviewed and discussed with management the Compensation Discussion and Analysis found on pages 6 to 11 of this proxy statement. The Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Committee with regard to executive compensation. We recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Michael M. Selzer, Jr.

Erwin A. Kelen

Alex B. Cimochowski

Summary Compensation Table

The following table summarizes the total compensation that we paid or accrued for our executive officers during 2007 and 2006. We do not pay discretionary bonuses, but instead pay executives incentive compensation under our cash incentive plan as described under our Compensation Discussion and Analysis under the caption “Annual Incentives.” This cash incentive compensation is included in the table below under “Non-Equity Incentive Plan Compensation.” We do not maintain a pension plan and do not provide our executives non-qualified deferred compensation, but instead encourage retirement savings through our 401K Retirement Savings Plan. We have historically matched 50% of employee, including executive, contributions to the 401K plan, up to contributions by the employee equal to 6% of annual compensation. The stock awards and option awards reflected in the table represent the expense we recorded during 2007 and 2006 for restricted stock units and stock options under our 1998 Stock Incentive Plan.

Name	Year	Salary	Stock Awards[1]	Option Awards[1]	Non-Equity Incentive Plan Compen- sation[2]	All Other Compen- sation[3]	Total

Kathleen P. Iverson Chief Executive Officer & President	2007	$ 269,600	$ 8,980	$ 78,812	$ 64,000	$ 7,215	$428,607
	2006	247,000	510	76,760	110,000	17,874	452,144

Steven K. Case Chairman	2007	240,000	-0-	10,951	48,000	33,235	332,186
	2006	240,000	-0-	92,733	82,500	7,223	422,456

Jeffrey A. Bertelsen Chief Financial Officer	2007	173,000	3,570	31,773	24,320	6,408	239,071
	2006	167,000	200	19,119	40,700	4,817	231,836

Michael Proulx Vice President—Operations	2007	158,500	2,855	22,323	20,160	5,824	209,662
	2006	151,000	164	20,332	33,000	5,271	209,767

Steven J. DiMarco	2007	160,000	1,629	24,339	32,000	6,491	224,459
Vice President—General Manager Inspection Systems Business	2006	150,000	91	18,233	55,000	4,327	227,651

_________________

1.

Represents the amount recorded in our financial statements as expense for these awards during 2007 and 2006. A discussion of the methods used in calculation of these values can be found in footnote 3 on page 36 of our annual report on Form 10-K.

2.	Payment for performance under our incentive plan.
3.

Consists of company contributions to a 401K plan and for each of Ms. Iverson and Mr. Proulx during 2006 for non-participation in our health plan; for Ms. Iverson during 2006 a car allowance; for Dr. Case and Ms. Iverson tax preparation services; and for Dr. Case during 2007 a pay-out for unused paid time-off of $22,385.

Grants of Plan-Based Awards

The following table provides detailed information regarding grants of individual incentives provided to our executives during 2007. The Non-Equity Incentive Plan Awards shown in the table do not relate to 2007 compensation, but instead represent our cash incentive or “bonus” plan for executives for 2008 performance. We make decisions regarding incentive compensation in connection with our budgeting approval process in December of each year.

All of our equity awards, consisting only of restricted stock unit awards and stock options, are made under the 1998 Stock Incentive Plan and vest based on continuation of employment.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Restricted Stock Unit Awards: Number of Shares of Stock or Units[2] (#)	Option Awards: Number of Securities Underlying Options [2] (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[3] ($)
		Threshold ($)	Target ($)	Maximum ($)

Ms. Iverson	12/7/07	[1]	$104,000	$208,000
	12/7/07				2,225			$27,457
	12/7/07					13,350	$ 12.34	68,205

Dr. Case	—	—	—	—	—	—	—	—

Mr. Bertelsen	12/7/07	[1]	39,000	78,000
	12/7/07				1,100			13,574
	12/7/07					6,700	$ 12.34	34,230

Mr. Proulx	12/7/07	[1]	32,500	65,000
	12/7/07				550			6,787
	12/7/07					3,500	$ 12.34	17,882

Mr. DiMarco	12/7/07	[1]	53,000	106,000
	12/7/07				550			6,787
	12/7/07					3,500	$ 12.34	17,882

_________________

1.	Represents our cash incentive plan for 2008 created as of such date. There is no minimum payout after achieving the threshold, but the payout instead increases linearly.
2.	Restricted stock units and stock options vest with respect to 25% of the shares on each of the four anniversaries of the grant date and options expire seven years from the grant date.
3.	Represents the full value that will be recognized as expense over the four-year vesting periods of options and restricted stock that was granted in 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table lists the options and restricted stock units held by each of our executives at December 31, 2007. All of the options become exercisable, to the extent not already vested, in annual increments of one-quarter of the number of shares to which they are subject and most expire seven years from the date of grant.

Name	Option Awards				Restricted Stock Unit Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[1] ($)

Ms. Iverson	13,500		$ 12.25	5/18/08
	50,000		11.87	2/15/12
	16,250		4.30	9/13/09
	15,000	15,000 [2]	11.42	5/16/12
	4,125	12,375 [3]	12.95	12/7/13
		13,350 [4]	12.34	12/7/14
					2,100 [3]	$ 25,158
					2,225 [4]	26,656

Dr. Case	50,000		6.02	2/14/10
	75,000		11.71	5/17/09

Mr. Bertelsen	5,000	5,000 [5]	14.60	7/26/12
	1,667	5,003 [3]	12.95	12/7/13
		6,700 [4]	12.34	12/7/14
					825 [3]	9,884
					1,100 [4]	13,178

Mr. Proulx	1,750		11.71	5/17/09
	5,000		10.00	12/5/10
	1,325	3,975 [3]	12.95	12/7/13
		3,500 [4]	12.34	12/7/14
					675 [3]	8,087
					550 [4]	6,589

Mr. DiMarco	5,000	5,000 [6]	12.86	12/7/12
	875	2,625 [3]	12.95	12/7/13
		3,500 [4]	12.34	12/7/14
					375 [3]	4,493
					550 [4]	6,589

_________________

1.    Based on closing price on December 31, 2007 of $11.98 per share.

2.    Vests with respect to 7,500 shares on May 16, 2008 and 2009.

3.    Vests with respect to 33% of the shares on December 7, 2008, 2009, and 2010.

4.    Vests with respect to 25% of the shares on December 7, 2008, 2009, 2010 and 2011.

5.    Vests with respect to 2,500 shares on July 26, 2008 and 2009.

6.    Vests with respect to 2,500 shares on December 7, 2008 and 2009.

Option Exercises and Stock Vested

None of our executive officers exercised options during 2007. The following table provides information regarding restricted stock units that vested during 2007 and the value realized by the executive when the restricted stock unit vested.

	Restricted Stock Unit Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[1] ($)
Ms. Iverson	700	$ 8,638
Dr. Case	—	—
Mr. Bertelsen	275	3,394
Mr. Proulx	225	2,777
Mr. DiMarco	125	1,543

_________________

1.    Based on the $12.34 closing price on December 7, 2007 date of vesting.

Potential Payments upon Termination or Change in Control

The following table describes the potential payments and benefits under our compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. Except for (i) acceleration of vesting of options and restricted stock following a change in control, and (ii) severance benefits on involuntary termination of Ms. Iverson and Mr. DiMarco, we have no agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment.

	Cash Severance Payment[1]	Continuation of Medical/Welfare Benefits	Acceleration of Equity Awards [2]	Total Termination Benefits
Kathleen P. Iverson
Involuntary termination	$ 269,600	$ 15,516	-0-	$ 285,116
Involuntary or good reason termination after change in control (“CIC”)	269,600	15,516	$ 60,214	345,330

Steven K. Case
Involuntary termination	-0-	-0-	-0-	-0-
Involuntary or good reason termination after CIC	-0-	-0-	-0-	-0-

Jeffrey A. Bertelsen
Involuntary termination	-0-	-0-	-0-	-0-
Involuntary or good reason termination after CIC	-0-	-0-	23,062	23,062

Michael Proulx
Involuntary termination	-0-	-0-	-0-	-0-
Involuntary or good reason termination after CIC	-0-	-0-	14,676	14,676

Steven J. DiMarco
Involuntary termination	80,000	7,758	-0-	87,758
Involuntary or good reason termination after CIC	80,000	7,758	11,082	98,840

_________________

1.	Based on 2007 salary.
2.

Represents the value of unvested shares, plus the difference, if positive, between the market price and the exercise price of unvested options, based on the closing price at December 31, 2007 of $11.98 per share.

The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

BENEFICIAL OWNERSHIP

The following table provides information at February 29, 2008 about the ownership of our common stock by each person known to us to beneficially own 5% or more of our common stock, by each of our directors, by each of our executive officers, and by all our officers and directors as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Rutabaga Capital Management 64 Broad Street, 3rd Floor Boston, MA 02109 (2)	878,006	10.3%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202 (3)	882,137	10.4%
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401 (4)	670,345	7.9%
Steven K. Case (5) c/o CyberOptics Corporation 5900 Golden Hills Drive Minneapolis, MN 55416	450,442	5.2%
Jeffrey Bertelsen	6,942	*
Alex B. Cimochowski (5)	29,406	*
Steven J. DiMarco	6,000	*
Kathleen P. Iverson (5)	119,627	1.4%
Erwin A. Kelen	67,000	*
Michael Proulx	8,238	*
Irene M. Qualters	40,500	*
Michael M. Selzer, Jr.	29,450	*
All executive officers and directors as a group (9 persons)	757,605	8.6%

_________________

*Less than 1%

(1)

Includes 125,000 shares for Dr. Case, 6,667 shares for Mr. Bertelsen, 22,500 shares for Mr. Cimochowski, 5,875 shares for Mr. DiMarco, 98,875 shares for Ms. Iverson, 27,000 shares for Mr. Kelen, 8,075 shares for Mr. Proulx, 39,500 shares for Ms. Qualters, 27,000 shares for Mr. Selzer, and 360,492 shares for all officers and directors as a group, purchasable upon exercise of options exercisable within 60 days of March 5, 2008.

(2)	Based on an amendment to Schedule 13G filed February 13, 2008. Includes 299,100 shares over which sole voting power is exercised, and 578,906 shares over which shared voting power is exercised.
(3)

Based on an amendment to Schedule 13G filed February 13, 2008 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. Includes shares held by various investors for which T. Rowe Price Associates serves as investment advisor, including 882,137 shares over which it has sole dispositive power, and 612,900 shares over which it has sole voting power. T. Rowe Price disclaims beneficial ownership.

(4)

Based on Schedule 13G filed February 6, 2008. Represents shares over which Dimensional Fund Advisors has sole investment and voting power as investment advisor. Dimensional Fund Advisors disclaims beneficial ownership.

(5)

Includes, for Dr. Case 13,000 shares, for Mr. Cimochowski 4,425 shares, and for Ms. Iverson 155 shares, held by a spouse, or directly or in trust for children. Dr. Case disclaims beneficial ownership of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, our directors and officers, and any beneficial owner of more than 10% of our common stock, are required to report their ownership of our equity securities and any changes in ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the SEC, and we are required to disclose in this Proxy Statement any delinquent filing of those reports and any failure to file reports during the fiscal year ended December 31, 2007. Based upon information provided by officers and directors, all our officers, directors and 10% shareholders filed all reports on a timely basis in the 2007 fiscal year.

PROPOSAL II—APPROVAL OF STOCK GRANT PLAN FOR NON-EMPLOYEE DIRECTORS

On February 11, 2008, our Board of Directors approved, subject to shareholder approval, the Stock Grant Plan for Non-Employee Directors. The Stock Grant Plan provides for automatic grants of 1,000 shares of our common stock to each of our non-employee directors upon their re-election to the board of directors. The Stock Grant Plan will take the place of our Stock Option Plan for Non-Employee Directors which will terminate effective upon adoption of the Stock Grant Plan. Under the Stock Option Plan, each director received a stock option to purchase 4,500 shares of common stock exercisable at market value on the date of their re-election. The Stock Grant Plan reserves a total of 30,000 shares of our common stock for issuance to directors and will expire on May 19, 2018.

Our Board of Directors adopted the Stock Grant Plan upon recommendation of our Compensation Committee. Our Compensation Committee had considered the efficiency of our Stock Option Plan in providing equity based compensation to our directors. Our equity-based compensation for directors is designed both to provide a non-cash means of compensating our directors, and to encourage directors to retain shares acquired upon exercise of option so that their ownership of our shares increases, and the coincident interests of our directors and our shareholders is increased. Nevertheless, after the adoption of SFAS 123(R), our stock options create a disproportionately high amount of compensation expense. Because our stock price has historically been volatile, and because option pricing models such as Black Scholes generate higher expense for volatile securities, our Compensation Committee has significantly decreased the use of options as incentives for employees.

Further, when directors exercise options, some have been required to, or have otherwise desired to, sell some of the shares received to cover tax liability and to cover the cost of the exercise price. When the market price is only marginally above the exercise price, most of the shares received by directors have been immediately sold to cover the exercise price. Further, because options held by directors are not incentive stock options and the exercise of the option creates ordinary income for tax purposes in an amount equal to the difference between the market price and the exercise price on the date of exercise, some directors have felt compelled to sell up to 50% of the balance of the shares. Shareholders have criticized the sale of the vast majority of shares received on exercise, without realizing that most of these sales are solely to cover the director’s cost.

Our Stock Option Plan for Non-Employee Directors is a formula plan under which only stock options may be granted, and for which the number granted is fixed and occurs automatically. Although our Compensation Committee has changed the form of equity incentives provided to executives by decreasing options and increasing the grant of restricted stock units, the Stock Option Plan for Non-Employee Directors does not allow that flexibility.

Accordingly, we are proposing the Stock Grant Plan in place of the Stock Option Plan to restore the compensatory nature of our equity plan for non-employee directors, and to restore our objective to increase the number of shares retained by directors. We estimate that the 4,500 options granted annually under the Stock Option Plan had an accounting cost in excess of 2.5 times the 1,000 shares that will be granted annually under the Stock Grant Plan. Our Compensation Committee simultaneously increased the annual cash retainer for our directors by an amount that approximates these cost savings, with the expectation that the additional cash from the retainer will be used to cover the tax expense from the stock grants.

The Stock Grant Plan will be available only to directors who are not employees and who are re-elected at an annual meeting. For our 2008 annual meeting, if the plan is approved, each of Mr. Cimochowski, Ms. Qualters and Mr. Selzer will receive 1,000 shares under the Stock Grant Plan. If the plan is approved, the Stock Option Plan for Non-Employee Directors will terminate and they will not receive the 4,500 options to which they would have been entitled under that plan.

Our Board of Directors may discontinue the Stock Grant Plan at any time, but the Plan may not be altered to change the timing, or increase the amount or character of benefits under the Plan without shareholder approval.

The grant of shares under the Stock Grant Plan will cause the director who receives the shares to recognize, for federal income tax purposes, ordinary income equal to the fair market value per share of our common stock on the date of the annual meeting multiplied by the 1,000 shares received, and we will have a corresponding deduction.

Vote Required

The affirmative vote of the holders of a majority of the shares of the common stock represented at the annual meeting and entitled to vote is necessary for approval of the Stock Grant Plan described above. Proxies will be voted in favor of such proposal unless otherwise indicated. The Board recommends that shareholders vote for the proposal to approve the Stock Grant Plan as described above.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our management is responsible for our internal controls and our financial reporting process. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

Our Audit Committee has met and held discussions with our management and our independent accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 and No. 90.

Our independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm’s independence. The Audit Committee requires the pre-approval by the Audit Committee of all audit services and permissible non-audit services to be provided by the independent accountants, and reviews all services actually performed by the independent accountants in connection with its discussions regarding the continued independence of such accountants. All such services provided in 2007 were approved by the Committee.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission.

Members of the Audit Committee

Alex B. Cimochowski

Michael M. Selzer, Jr.

Irene M. Qualters

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

We have not yet selected our principal independent accountant for the 2008 fiscal year and are not recommending an accountant for ratification by shareholders. It is our policy to formally select independent accountants only after receipt and approval of a final fee proposal for the audit services. Representatives of PricewaterhouseCoopers LLP, which were our independent accountants for 2007 and has served as our independent accountants since July 1994, are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Independent Accountant Fees and Services

The following is a summary of the fees billed to us by PricewaterhouseCoopers LLP for professional services rendered for the years ended December 31, 2006, and December 31, 2007:

Fee Category	2006 Fees	2007 Fees
Audit Fees	$358,889	$257,856
Audit-Related Fees	—	52,949
Tax Fees	22,024	9,895
All Other Fees	—	—
Total Fees	$380,913	$320,699

Audit Fees consist of fees billed for professional services rendered for the integrated audit of our annual consolidated financial statements and reviews of the interim consolidated financial statements included in our quarterly reports, and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include audits in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, tax consultation concerning treatment of income taxes in U.S. GAAP based financial statements and consultations concerning financial accounting and reporting standards.

Tax Fees consist of fees billed for professional services for corporate tax return preparation and filing, compliance, tax advice and tax planning, as well as some personal tax preparation services for US personnel (not associated with a financial reporting role) working on our behalf overseas. These services include assistance regarding federal, state and international tax compliance, tax audit defense, custom and duties, acquisitions and divestitures and international tax planning.

All Other Fees (if any) consist of fees for products and services other than the services reported above.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE NEXT ANNUAL MEETING

Any shareholder wishing to include a proposal in our proxy solicitation materials for our next annual meeting of shareholders must submit the proposal for consideration in writing to our corporate Secretary at our principal executive offices, 5900 Golden Hills Drive, Minneapolis, MN 55416, no later than December 9, 2008.

Under our Bylaws, in order for business to be properly brought before the next annual meeting by a shareholder, or in order for a nominee for director to be considered at the next annual meeting, the shareholder must give us written notice of the shareholder’s intent to bring a matter before the annual meeting, or nominate the director, no later than December 9, 2008. Each notice must describe the matter, the shareholder who intends to bring the matter before the meeting and the business desired to be conducted, as set forth in greater detail in our Bylaws.

Our management will use discretionary authority to vote against any shareholder proposal, or director nominee not made by management, presented at the next annual meeting if: (i) the proposal or nominee has been properly omitted from our proxy materials under federal securities laws; (ii) notice of the proposal or nominee was not submitted to the Secretary at the address listed above by December 9, 2008; or (iii) the proponent has not solicited proxies in compliance with federal securities laws from the holders of at least the percentage of our voting shares required to carry the proposal or elect the nominee.

GENERAL

Our Board of Directors does not know of any matters other than those described in this proxy statement that will be acted upon at the Annual Meeting. In the event that any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment.

BY ORDER OF THE BOARD OF

DIRECTORS

Thomas Martin

Secretary

Dated: April 7, 2008

M A K I N G  L I G H T  W O R K

CYBEROPTICS CORPORATION

2008 ANNUAL SHAREHOLDERS MEETING

Dorsey & Whitney

50 South Sixth Street, 15th Floor

May 19, 2008 3:00 p.m.

proxy

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Steven K. Case, Kathleen P. Iverson and Jeffrey A. Bertelsen, and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of CyberOptics Corporation, to be held on May 19, 2008, and any adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY BY

MAIL OR ELECTRONICALLY AS DESCRIBED ON THE REVERSE SIDE.

See reverse for voting instructions.

There are three ways to vote your Proxy	COMPANY #

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•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 16, 2008.
•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to CyberOptics Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

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The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Steven K. Case 02 Alex B. Cimochowski 03 Kathleen P. Iverson	04 Irene M. Qualters 05 Michael M. Selzer, Jr.	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for a specific nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of Stock Grant Plan for Non-Employee Directors	☐ For	☐ Against	☐ Abstain
3.	To vote with discretionary authority on any other matter that may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTORS NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.